UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2013

EveryWare Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio 43130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (740) 681-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the business combination with EveryWare Global, Inc. (the “Business Combination”), ROI Acquisition Corp., now known as EveryWare Global, Inc. (the “Company”), entered into a lockup agreement with the holders of equity in EveryWare Global, Inc. prior to its merger into a subsidiary of the Company (the “EveryWare Lock-Up Agreement”). The Company also entered into lock-up agreements with Clinton Spotlight Master Fund, L.P. and Clinton Magnolia Master Fund, Ltd. with respect to the aggregate of 1,650,000 shares purchased by these entities in connection with the closing of the Business Combination (the “Clinton Lock-Up Agreements” and, together with the EveryWare Lock-Up Agreement, the “Lock-Up Agreements”).

On September 12, 2013, the Audit Committee of the Board of Directors of the Company waived the application of the lockup provisions of the Lock-up Agreements to permit the sale of such shares in the secondary offering contemplated by the prospectus supplement filed with the Securities and Exchange Commission on September 12, 2013 to the extent of the number of shares of Common Stock that are actually sold in such offering. The provisions of the Lock-Up Agreements remain in full force and effect with respect to the remaining shares of Common Stock currently subject thereto.

Item 8.01.	Other Events.

On September 12, 2013, the Company announced an underwritten public offering of 4,000,000 shares of the Company’s common stock by certain stockholders of the Company. The Company expects to enter into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co., Inc., as representative of the underwriters, in connection with the offering, the form of which is attached hereto.

A shelf registration statement relating to the offering was declared effective on September 9, 2013 by the Securities and Exchange Commission. This Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Form of Underwriting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERYWARE GLOBAL, INC.

Dated: September 12, 2013	By:	/s/ Bernard Peters
Name: Bernard Peters Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement.